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                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                                                                PAGE 1
                           -------------------------

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF MERGER, WHICH MERGES:

        "THE ADVISORY BOARD COMPANY", A MARYLAND CORPORATION,

        WITH AND INTO "ABC MERGE CO." UNDER THE NAME OF "THE ADVISORY BOARD COMPANY", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE THIRTEENTH DAY OF AUGUST, A.D. 2001, AT 9 O'CLOCK A.M.

        AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.


                         [SEAL]    /s/ HARRIET SMITH WINDSOR
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3424406  8330                                    AUTHENTICATION:  1295945

010400131                                                  DATE:  08-15-01
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                                                                PAGE 1
                           -------------------------


        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "ABC MERGE CO.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2001, AT 6 O'CLOCK P.M.





                         [SEAL]    /s/ HARRIET SMITH WINDSOR
                                   ---------------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3424406  8100                                    AUTHENTICATION:  1296065

010400275                                                  DATE:  08-15-01
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    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:00 PM 08/09/2001
   010391088 - 3424406


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ABC MERGE CO.

        The undersigned, for the purpose of organizing a corporation under and pursuant to Section 102 of the Delaware General Corporation Law, hereby certifies as follows:

        FIRST:   NAME. The name of the corporation (hereinafter referred to as the "Corporation") is ABC MERGE CO.

        SECOND: REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover 19901, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

        THIRD:   PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:  CAPITALIZATION.

        The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred seventy five million (175,000,000), consisting of twenty five thousand (25,000) shares of Class A Voting Common Stock ("Voting Common Stock"), par value $0.01 per share, forty four million nine hundred seventy five thousand (44,975,000) shares of Class B Non-Voting Common Stock ("Non-Voting Common Stock"), par value $0.01 per share, one hundred twenty five million (125,000,000) shares of Common Stock ("Common Stock"), par value $0.01 per share. Pursuant to Section 243(b), following the retirement of shares of Voting Common Stock and Non-Voting Common Stock, the reissuance of Voting Common Stock and Non-Voting Common Stock is expressly prohibited.

        The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the Voting Common Stock, Non-Voting Common Stock, the Common Stock and the Preferred Stock of the Corporation are as follows:

        (a)     Provisions Relating to the Common Stock

                (1) Conversion. Each share of the Voting Common Stock and each share of the Non-Voting Common Stock shall automatically convert into one share of Common Stock without the requirement of any further action upon the consummation of a public offering of the capital stock of the Corporation that is subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (the "Conversion").

                (2) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of
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        stockholders, each holder of record of shares of Voting Common Stock or
        Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Voting Common Stock or Common Stock standing in such holder's name on the stock transfer records of the Corporation. There shall be no cumulative voting. The number of authorized shares of Voting Common Stock, Non-Voting Common Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

                (3) Dividends. Subject to the rights of the holders of Preferred Stock at any time outstanding, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                (4) Liquidation Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Voting Common Stock, Non-Voting Common Stock and Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

                (5) No Preemptive, Subscription or Conversion Rights. No holder of shares of Voting Common Stock, Non-Voting Common Stock or Common Stock shall be entitled to preemptive, subscription or conversion rights.

        (b)     Provisions Relating to the Preferred Stock

                The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such

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        price or prices or at such rates of exchange and with such adjustments;
        all as may be stated in such resolution or resolutions.

        (c)     Provisions Relating to Limitation on Stockholder Rights Plan

                Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, capital stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the capital stock at less than the prevailing market price of such capital stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the votes cast of the capital stock of the Corporation then outstanding and entitled to vote on the election of directors and present in person or represented by proxy at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

        FIFTH: AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

        SIXTH:  POWERS OF THE CORPORATION AND OF ITS DIRECTORS AND STOCKHOLDERS.

        The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (a)     Management of the Corporation

                The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (b)     Directors

                (1) The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of death, resignation, removal or expiration of the term of one or more directors.

                (2) A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify,

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        subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                (3) (i) Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors.

                        (ii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

                (4) Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexplred term of his predecessor in office, if applicable, and a director chosen to fill a position. resulting from an increase in the number of director shall hold office until the next annual meeting (or special meeting in lieu thereof) and until his or her successor shall be disqualification or removal from office.

                (5) Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

        (c) Stockholders

                (1) Following the consummation of a public offering of the capital stock of the Corporation that is subject to an effective registration statement under the Securities Act, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consist in writing, without a meeting, to the taking of any action is specifically denied.

                (2) Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the Directors then serving, by the Chairman of the Board, or by any holder or holders of at least forty percent (40%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called.

                (3) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside

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        the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

        SEVENTH: DURATION. The duration of the Corporation shall be perpetual.

        EIGHTH: SECTION 203. Pursuant to Section 203(b)(1) of the Delaware General Corporation Law, the Corporation hereby expressly opts not to be governed by Section 203 of the Delaware General Corporation Law.

        NINTH: LIABILITY AND INDEMNIFICATION.

        (a) Liability.

                A director of the Corporation shall not be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respects to acts of omissions occurring prior to such repeal or modification.

        (b) Indemnification.

                (1) Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (including an action by or in the right of the Corporation), by reason of the fact that he is or was serving as a director or officer of the Corporation (or is or was serving at the request of the Corporation in a similar capacity with another entity, including employees benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law. This indemnification will cover all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and settlement amounts) reasonably incurred by the director in connection with a proceeding. All such indemnification shall continue as to a director or officer who has ceased to be a director or officer and shall continue to the benefit of such director's or officer's heirs, executors and administrators.
        Except as provided in paragraph (b)(2) of this Article Ninth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer who initiates a proceeding only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Article Ninth shall be a contract rights and may include the right to be paid by the Corporation the expenses incurred in defending any

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such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). If the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or officer in his capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking by such director or officer to repay all amounts so advanced if it is ultimately determined by final judicial decision that such director or officer is not entitled to be indemnified for such expenses under this Article Ninth or otherwise (hereinafter an "undertaking").

        (2) If a claim under paragraph (b)(1) of this Article Ninth is not paid in full by the Corporation within ninety days after receipt of a written claim, the director or officer may bring suit against the Corporation to recover the unpaid amount. (In the case of a claim for advancement of expenses, the applicable period will be twenty days.) If successful in any such suit, the director of officer will also be entitled to be paid the expense of prosecuting such suit. In any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses), it shall be a defense that the director of officer has not met the applicable standard of conduct under the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, it shall be entitled to recover such expenses upon a final adjudication that the director or officer has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Board of Directors of the Corporation to determine prior to the commencement of such suit that the director or officer has met the applicable standard of conduct for indemnification set forth in the Delaware General Corporation Law, nor an actual determination by the Board of Directors of the Corporation that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct, and, in the case of such a suit brought by the director or officer to enforce a right hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified or to such advancement of expenses under this Article Ninth or otherwise shall be on the Corporation.

        (3) The rights to indemnification and to the advancement of expenses conferred in this Article Ninth are not exclusive of any other right which any person may have or hereafter acquire under any statue, this Certificate or Incorporation, the Corporation's Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

        (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the Delaware General Corporation Law.

        (5) The Corporation may, if authorized by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the same extent as for directors of the Corporation.



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        TENTH: CREDITOR COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or or any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        ELEVENTH: CORPORATE POWER. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                            [Signature page follows]



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IN WITNESS WHEREOF, the undersigned executed this Certificate of Incorporation on the 9th day of August, 2001.



                                    By: /s/ DAVID L. FELSENTHAL
                                       --------------------------
                                    David L. Felsenthal
                                    Sole Incorporator
                                    600 New Hampshire Ave., N.W.
                                    Washington, DC 20037




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